EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151025) of our report dated December 17, 2008, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BEARD MILLER COMPANY LLP

BEARD MILLER COMPANY LLP
Malvern, Pennsylvania
December 17, 2008